EXHIBIT 99.1

Hoku Corporation Reports First Quarter Fiscal Year 2011 Results

HONOLULU, HI, August 5, 2010 – Hoku Corporation (NASDAQ: HOKU), a clean energy products and services company, today announced its financial results for the first quarter ended June 30, 2010 and provided a general update on its business.

Financial Results

Revenue for the quarters ended June 30, 2010 and 2009 was $930,000 and $74,000, respectively.  Revenues for both periods derived primarily from photovoltaic, or PV, system installation and related service contracts. As of June 30, 2010 deferred revenue of $854,000 was attributable to PV system installations and related service contracts.

Net loss for the quarter ended June 30, 2010, computed in accordance with U.S. generally accepted accounting principles, or GAAP, was $2.7 million, or $0.05 per diluted share, compared to $905,000, or $0.04 per diluted share, for the same period in fiscal 2010.

Non-GAAP net loss for the quarter ended June 30, 2010, which excludes the effect of stock-based compensation, was $2.4 million, or $0.04 per diluted share, compared to $741,000, or $0.03 per diluted share, for the same period in fiscal 2010. Non-GAAP net loss for the quarters ended June 30, 2010 and 2009 excludes non-cash stock-based compensation of $321,000 and $164,000, respectively. The accompanying schedules provide a reconciliation of net loss per share computed on a GAAP basis to net loss per share computed on a non-GAAP basis.

Comparing the quarter ended June 30, 2010 to the same quarter in 2009, Scott Paul, president and chief executive officer of Hoku Corporation, said, "At this time last year, we had substantially curtailed engineering, procurement, and construction of our polysilicon plant to preserve cash while we looked for opportunities to reposition the business.  One year later, I am pleased to report that we are substantially stronger, thanks to the support of Tianwei New Energy Holdings Co., Ltd.  Since December 2009, Tianwei has become our majority shareholder, and has enabled us to secure nearly $100 million in debt financing, which allowed us to reduce our accounts payable and accrued expenses substantially and resume activities at our polysilicon facility.  In recent days, they have offered to provide us with additional capital to reach our initial polysilicon production goals for calendar year 2010.”

“Looking specifically at last quarter’s financial results, our higher loss can be attributed to the cost of successfully completing our reactor production demonstration in April,” continued Mr. Paul. “Having completed this critical step in validating our systems, processes and training, we are moving ahead with preparations for our planned production ramp-up and expect to initiate commercial operations this calendar year.  To that end, J.H. Kelly has confirmed that it will increase its onsite workforce in Pocatello from the present level of more than 100 workers, up to approximately 300 individuals over the next couple of weeks.”

Business Updates

Hoku Materials Polysilicon Plant Update

Commenting on the Company's polysilicon subsidiary, Hoku Materials, Inc., Mr. Paul said, "Having closed $28.3 million in debt financing on June 30, 2010, in addition to the $20 million of debt financing we secured in May 2010, we continue to make significant progress on the remaining construction. However, the precise schedule of this construction will be driven by the timing of receipt of additional capital from Tianwei or other sources, including remaining customer prepayments.  Our plans for commissioning and start-up of our first 2,500 metric tons of capacity are still intact for the end of this calendar year. To support this ramp up, we recently hired more than 40 additional staff members, including experienced polysilicon production process managers.”

Mr. Paul continued, “We expect subsequent financing to support the first phase of operations to come primarily from tranches of Tianwei-supported debt, under terms and conditions very similar to the recent facilities we announced with China Merchants Bank and China Construction Bank.  While we move forward with these arrangements, we are also in discussions with our current customers with whom we have near-term deliveries scheduled. In these cases, we expect to either coordinate the interim delivery of third-party product, or mutually agree to delay first shipment until our plant is online.”

“In the meantime, we are refining our engineering and procurement plan, including the equipment selection, schedule and budget to efficiently increase our annual production capacity in calendar year 2011 from 2,500 metric tons to the full, planned 4,000 metric tons with on-site trichlorosilane, or TCS, production,” explained Mr. Paul.  “Taking that next step will enable us to reduce our polysilicon production costs to a very competitive level.”

Hoku Solar Update

Commenting on Hoku Solar, Inc., Mr. Paul said, "As the solar market continues to mature in Hawaii and elsewhere, we are optimistic about the number of viable projects in the commercial and industrial sector, as well as the number of sizeable public solicitations for solar power services being issued by municipal, State and Federal institutions. We believe that we are well positioned to compete for this business.”

Mr. Paul continued, “With these improvements in market conditions, we are proactively addressing the procedural and technical challenges that remain for prospective solar investors and PV system hosts. For example, Hoku has developed a comprehensive PV project design and development service offering to guide our customers through the process and help them make good business decisions about solar energy before committing substantial capital to a project.”

“This project developer approach is aimed primarily at large-scale commercial real estate portfolio owners, and it is specifically designed to address the remaining risks associated with major solar projects,” said Mr. Paul. “In Hawaii, for example, these risks include grid saturation limits, Feed-in Tariff uncertainty, and a mandatory third party engineering study required by the utility prior to final engineering and interconnection of any large PV system.”

“This is a natural evolution for our business,” concluded Mr. Paul. “It combines the benefits of our unique access to the global solar industry with our strong vendor and supplier relationships, and our demonstrated experience with large scale and financed PV systems in Hawaii. We believe it is also a scalable business model, and have already commenced business development activities in markets beyond Hawaii.”

Corporate and Board Update

Hoku also announced the appointment of Mr. Zhengfei Gao and Dr. Tao Zhang to serve as directors of the Company until its next annual meeting of stockholders.  Mr. Gao and Dr. Zhang were designated by Tianwei as nominees for directors according to the terms of Tianwei’s investment in the Company.  Mr. Gao and Dr. Zhang were appointed to replace Mr. Yu Wen and Mr. Zhong Li, the two previous designees of Tianwei who have resigned as members of the Board effective as of July 30, 2010.

Mr. Gao has served as the General Manager of Tianwei New Energy Holdings Co., Ltd since 2009. From 2007 to 2009, he served as the Vice President of China Electric Equipment Group Co., Ltd., a power equipment and PV products manufacturer in China, and Board Chairman of Jiangxi Jingde Semiconductor New Material Co., Ltd., a polysilicon manufacturer. From 2003 to 2007, he served as the Vice President of Shanghai Dongdeng Group Co., Ltd. and General Manager of Shanghai Dongdeng Information Technology Co., Ltd., an information technology company. From 2001 to 2002, Mr. Gao served as Director and Chief Financial Officer of Shanghai United Gene Technology Group Co., Ltd., a biotechnology company.  From 1999 to 2001, he served as General Manager of the Finance Department of China for Asia Pulp & Paper, a producer of pulp, paper, and packaging. Mr. Gao holds a Bachelor’s degree in Industrial Management Engineering from Xi’an Jiaotong University.

Dr. Zhang has served since 2009 as the Corporate Vice President of Tianwei New Energy Holdings Co., Ltd. From 2007 to 2009, he served as the Senior Manager/Director of Spansion Inc., a provider of flash memory products. From 2005 to 2007, he served as a Staff Technologist for Intel. From 2003 to 2005, he was a Department Manager, Flash Factory IE Manager, and Systems IE Manager for Intel. From 2002 to 2003, Dr. Zhang served as Senior Automation Engineer for Intel. Dr. Zhang holds a Bachelor’s degree in Mechatronics from Zhejiang University, a Master’s degree in Mechanical and Aerospace Engineering (Automation) from North Carolina State University, and both Master’s and Doctoral degrees in Industrial Engineering and Operations Research from the University of California, Berkeley.

Commenting on the appointments, Mr. Paul said, “We are very grateful for Mr. Wen and Mr. Li’s guidance and service during the past six months, and we look forward to benefiting from the respective resources, insights and experience of both Mr. Gao and Dr. Zhang.”

Summary

Mr. Paul summarized the Company's prospects saying, "We are encouraged by progress in our solar business, and we remain both focused and confident that we will bring our polysilicon plant online as planned during calendar year 2010. We expect positive growth in both our polysilicon and PV installation businesses during the current fiscal year and beyond.”

Conference Call Information

Hoku Corporation has scheduled a conference call on Thursday, August 5, 2010 at 5:00 p.m., Eastern Time, to discuss results for the Company's first quarter fiscal year 2011 ended June 30, 2010 and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (253) 237-1188. A live webcast can also be accessed by going directly to the Company's website at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its second quarter fiscal year 2011.

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a diversified clean energy products and services company with three business units: Hoku Materials, Hoku Solar and Hoku Fuel Cells. Hoku Materials plans to manufacture, market and sell polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. Hoku Fuel Cells has developed proprietary fuel cell membranes and membrane electrode assemblies for stationary and automotive proton exchange membrane fuel cells. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

©Copyright 2010, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward looking statements include, but are not limited to, statements about the Company’s future growth, financing of the completion and operations of its polysilicon facility, financing support from Tianwei, the timing and completion of polysilicon facility milestones, and the timing of the commencement and ramping up of commercial production of polysilicon, and the Company’s ability to develop PV systems and compete in emerging solar markets.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the Company’s ability to secure additional financing necessary to complete its planned polysilicon production facility in Pocatello, Idaho; the Company’s receipt, if at all, of additional customer prepayments based on agreed-upon schedules and contingent upon the Company meeting certain milestones under its current polysilicon supply agreements; the Company’s ability to meet its polysilicon delivery commitments under its supply agreements; the Company’s ability to ramp its production capacity for manufacturing in calendar year 2010 in accordance with its operating plan; the Company’s ability to install PV systems in Hawaii, including securing financing for such installations; and the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses FASB ASC 718 to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of FASB ASC 718 are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, and sales, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. Our use of non-GAAP financial measures has limitations that include that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the terms used in this press release, non-GAAP net loss and non-GAAP net loss per share, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	June 30,
	2010	2009
Service and license revenue	$930	$74
Cost of service and license revenue (1)	565	14
Gross margin	365	60
Operating expenses:
Selling, general and administrative (1)	3,206	1,064
Total operating expenses	3,206	1,064
Loss from operations	(2,841)	(1,004)
Interest and other income	187	84
Net loss	(2,654)	(920)
Net income (loss) attributable to the noncontrolling interest	28	(15)
Net loss attributable to Hoku Corporation	$(2,682)	$(905)

Basic net loss per share attributable to Hoku Corporation	$(0.05)	$(0.04)

Diluted net loss per share attributable to Hoku Corporation	$(0.05)	$(0.04)

Shares used in computing above basic net loss per share	54,607,060	21,009,383

Shares used in computing above diluted net loss per share	54,607,060	21,009,383

(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$—	$4
Selling, general and administrative	321	160

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2010	March 31, 2010
Assets	(unaudited)
Cash and cash equivalents	$8,344	$6,962
Inventory	726	249
Accounts receivable	489	894
Costs of uncompleted contracts	915	93
Other current assets	255	856
Total current assets	10,729	9,054

Deferred cost of debt financing	1,095	1,175
Property, plant and equipment, net	311,817	287,975

Total assets	$323,641	$298,204

Liabilities and Equity
Accounts payable and accrued expenses	$24,269	$22,660
Deferred revenue	854	6
Deposits – Hoku Materials	16,652	11,134
Other current liabilities	215	204
Total current liabilities	41,990	34,004

Notes payable- net	59,058	37,709
Long-term debt (Deposits – Hoku Materials)	116,948	115,866
Total liabilities	217,996	187,579

Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares issued and outstanding as of June 30, 2010 and March 31, 2010
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 55,087,121 and 54,853,677 shares as of June 30, 2010 and March 31, 2010, respectively	54	54
Warrant to purchase 10,000,000 shares of common stock	12,884	12,884
Additional paid-in capital	115,031	114,748
Accumulated deficit	(23,283)	(20,601)
Total Hoku Corporation shareholders’ equity	104,686	107,085
Noncontrolling interest	959	3,540
Total equity	105,645	110,625
Total liabilities and equity	$323,641	$298,204

HOKU CORPORATION AND SUBSIDIARIES

Reconciliations from GAAP Net Loss and GAAP Net Loss per share to Non-GAAP Net Loss and Non-GAAP Net Loss per share
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2010	2009
GAAP net loss	$(2,682)	$(905)
Stock-based compensation expense	321	164

Non-GAAP net loss	$(2,361)	$(741)

GAAP basic net loss per share	$(0.05)	$(0.04)
Basic stock-based compensation expense per share	0.01	0.01

Non-GAAP basic net loss per share	$(0.04)	$(0.03)

GAAP diluted net loss per share	$(0.05)	$(0.04)
Diluted stock-based compensation expense per share	0.01	0.01

Non-GAAP diluted net loss per share	$(0.04)	$(0.03)